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                        OCCIDENTAL PETROLEUM CORPORATION

                       MEDIUM-TERM SENIOR NOTES, SERIES C

                    MEDIUM-TERM SUBORDINATED NOTES, SERIES A

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT


                                                                   June 30, 1999

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, New York  10010-3629

LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10281-1218

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
World Financial Center
North Tower
New York, New York  10281-1310

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

     Occidental Petroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (each an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Senior Notes, Series C (the "Senior Notes") and its Medium-Term Subordinated Notes, Series A (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an indenture (the "Senior Indenture," which term, for the purpose of this Agreement, shall include the Officers' Certificate delivered from time to time pursuant to Sections 201 and 301 of the Senior Indenture), dated as of April 1, 1998, between the Company and The Bank of New York, as

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trustee (the "Trustee"). The Subordinated Notes are to be issued pursuant to an indenture (the "Subordinated Indenture", which term, for the purpose of this Agreement, shall include the Officer's Certificate delivered from time to time pursuant to Sections 201 and 301 of the Subordinated Indenture), dated as of January 20, 1999 between the Company and the Trustee. The Senior Indenture and the Subordinated Indenture are herein referred to collectively as the "Indentures". As of the date hereof, the Company has authorized the issuance of up to U.S. $1,000,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or currency units as the Company shall designate at the time of issuance) of Notes to be distributed through or sold to the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that, at the option of the Company, such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and one or more Agents) to such Agent or Agents as principal for resale to purchasers. In addition, notwithstanding anything herein to the contrary, the Company may, without the consent of the Agents, solicit or accept offers to purchase Notes from any person for their account ("direct placements"). It is understood that the Agents are not acting as agents of the Company in direct placements.

     Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and to any person, and to designate and select additional agents to become parties to this Agreement, which agency may be on an on-going basis or ,upon notice to the Agents, a one-time basis, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting offers to purchase the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent, as agent, and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-79541), and pre-effective amendment no. 1 thereto for the registration of, among other securities, senior debt securities and subordinated debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement, as amended, has been declared effective by the Commission and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as amended, and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and which the Company and the Agents agree are to be covered by this Agreement) and the prospectus constituting a part thereof, together with any prospectus supplement relating to the Notes,

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including, in each case, all Incorporated Documents (as hereinafter defined), as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933
Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus or prospectus supplement shall be provided to the Agents by the Company for use in connection with the offering of the Notes that is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Agents for such use. If the Company files a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall include the Rule 462(b) Registration Statement. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the 1934 Act and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents"). Notwithstanding the foregoing, for purposes of this Agreement any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of a series of securities other than the Notes shall not be deemed to have supplemented the Prospectus. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Notwithstanding anything herein to the contrary, the Company and each of the Agents agree that the Agents shall have no obligations under this Agreement with respect to the Subordinated Notes unless and until the Company shall have delivered to each of the Agents written evidence of the ratings of the Subordinated Notes from each of Moody's Investors Services, Inc., and Standard & Poor's Corporation, or their respective successors, or other evidence of such ratings which is reasonably satisfactory to the Agents.

SECTION 1.     Representations and Warranties.

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes by the Company to the purchasers (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the dates referred to in Section 6(a) hereof (each of the dates referenced above being referred to hereafter as a "Representation Date"), as follows:

          (i) The Incorporated Documents, when they were filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the

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     Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any Incorporated Documents filed subsequent to the date hereof and prior to the termination of the offering of the Notes, will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, contained, and no Incorporated Document filed subsequent to the date hereof and prior to the termination of the offering of the Notes will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (ii) Each preliminary prospectus, if any, relating to the Notes filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations, when so filed, and the Registration Statement, at the time it became effective, complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; at the applicable Representation Date, the Registration Statement and the Prospectus, and any supplement or amendment thereto relating to the Notes, comply and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations; and (a) the Registration Statement and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, and any such supplement or amendment thereto relating to the Notes, at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; except that this representation and warranty does not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Company in writing by or on behalf of the Agents expressly for use therein or to those parts of the Registration Statement that constitute the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Form T-1"). There is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In the event that the Registration Statement (including any prospectus filed as part of the Registration Statement), any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing was or is filed electronically pursuant to EDGAR, then the Registration Statement (including any prospectus filed as part thereof), such preliminary prospectus, the Prospectus and any such amendment or supplement delivered to the Agents for use in connection with the offering of the Notes was or will be, as the case may be, identical (as to content) to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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          (iii) This Agreement, the Indentures, the Notes and any applicable
     Terms Agreement have been duly authorized by the Company and conform in all material respects to the descriptions thereof in the Prospectus.

          (iv) The Indentures (assuming the due execution and delivery thereof by the Trustee) are, and the Notes (when executed by the Company and authenticated in accordance with the appropriate Indenture and delivered to and paid for by the purchasers thereof) will be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency. The Notes (when executed by the Company and authenticated in accordance with the terms of the appropriate Indenture and delivered to and paid for by the purchasers thereof) will be entitled to the benefits of the appropriate Indenture (subject to the exceptions set forth in the preceding sentence).

          (v) The Company and each of Occidental Chemical Holding Corporation, a California corporation, and Occidental Oil and Gas Corporation, a California corporation, until such time as the fact that any such entity is no longer majority owned by the Company shall have been disclosed in the Registration Statement and the Prospectus (each a "Principal Domestic Subsidiary" and collectively the "Principal Domestic Subsidiaries") is a validly existing corporation in good standing under the laws of its state of incorporation. The Company and each Principal Domestic Subsidiary has full corporate power and authority to own its properties and carry on its business as presently conducted, as described in the Prospectus, and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding capital stock or other securities evidencing equity ownership of each Principal Domestic Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable, and, except as otherwise disclosed in the Registration Statement and the Prospectus, is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Principal Domestic Subsidiary, except for rights, warrants or options held by the Company.

          (vi) Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of

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     the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, unless the Company has notified the Agents as provided in Section 3(d) hereof, there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

          (vii) The Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended. The execution and delivery of this Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) subject to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness contained therein, any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company is a party or by which it is bound or (C) any order of any court or governmental agency or authority presently in effect and applicable to the Company or any Principal Domestic Subsidiary. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of any securities exchange on which any of the Notes might be listed, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes. As of the date of each acceptance by the Company of an offer for the purchase of Notes and as of the date of each delivery of Notes by the Company, the Company by such acceptance or delivery, as the case may be, shall be deemed to represent and warrant to the Agents that, both immediately before and immediately after giving effect to such acceptance or delivery, the Company shall be in compliance with the requirements of any applicable covenants pertaining to its incurrence of unsecured indebtedness contained in the agreements or instruments referred to in clause (B) above.

          (viii) To the best of the Company's knowledge, the accountants who have audited and reported upon the consolidated financial statements filed with the Commission as part of the Registration Statement and the Prospectus are independent accountants as required by the 1933 Act. The consolidated financial statements included in the Registration Statement and Prospectus, or incorporated therein by reference, fairly present the consolidated financial position and results of operations of the entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus.

     (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes

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shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 2.     Solicitations as Agents; Purchases as Principals.

     (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and subject to the conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes as agents. In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and the Incorporated Documents.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, which such Agent is hereby authorized to deduct from the sales proceeds of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, equal to the applicable percentage of the principal amount of each such Note, as set forth in Exhibit A hereto. Without the consent of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes as agents.

     As an agent, each Agent is authorized, except during periods of suspension as provided in this Agreement, to solicit offers to purchase the Notes. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent, as agent. Each Agent shall have the right in its discretion reasonably exercised to reject any offer to purchase the Notes received by such Agent that it does not deem reasonable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part, and any such rejection shall not be deemed to be a breach of any agreement of the Company contained herein. The purchase price, interest rate, or formula, maturity date and other terms of the Notes agreed upon by the Company shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes (a "Pricing Supplement"). All Notes will be issued at 100% of their principal amount, unless otherwise agreed to by the Company. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and any reoffering thereof by, such Agent.

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Each such separate agreement (which may be an oral agreement if confirmed within
24 hours thereafter by an exchange of any standard form of written telecommunication (including facsimile transmission) between the Agent and the Company) is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which confirmation may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless expressly prohibited by the Company pursuant to the Terms Agreement relating to a sale of Notes to the Agent, each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased pursuant to such Terms Agreement. In connection with any brokers or dealers whose services are engaged by any Agent with respect to the offer or sale of the Notes, such Agent agrees that it will use its best efforts to cause such brokers or dealers to comply with the terms and provisions of this Agreement, the applicable provisions of the 1933 Act and the 1934 Act and the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the National Association of Securities Dealers, Inc.
and the applicable rules of any securities exchange having jurisdiction over the offering of the Notes.

     (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Procedures initially agreed upon shall be those set forth in Exhibit C hereto. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

     (d) Foreign Offerings. Each Agent represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from, (ii) it has not sold, and will not sell, any of the Notes to, and (iii) it has not distributed, and will not distribute, the Prospectus to, any person or entity in any jurisdiction outside of the United States (collectively "Foreign Offers and Sales") except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Notes, only with the prior written consent of the Company and in full compliance with any requirements and procedures established by the Company with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, "United States" means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

     In particular and without limiting the generality of the foregoing:

          (i) Each Agent, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately "stickered" for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

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          (ii) With respect to the United Kingdom, each Agent, severally and not jointly, represents and agrees that (A) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United
     Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 (the "Financial Services Act") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (C) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (iii) With respect to the Provinces of Canada (the "Provinces"), each Agent, severally and not jointly, represents and agrees that, in connection with the initial offering of any of the Notes, (A) it will not, directly or indirectly, offer or sell any of the Notes in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the date (the "Canadian Ending Date") set by the Company for the end of the offer of such Notes, and, without the prior written consent of the Company, it will not distribute or permit to be distributed any Prospectus in any of the Provinces or to, or for the benefit of, any resident of any of the Provinces after the Canadian Ending Date, (B) with respect to anything done by such Agent in relation to the Notes in, from, or otherwise involving, any of the Provinces, it has complied, and will comply, in all material respects, with all applicable provisions of the securities legislation of Canada and the Provinces (the "Canadian Securities Legislation") (including, without limitation, the conveyance, or the provision of assistance to the Company in conveying, any right of rescission, damages or other right as required by applicable Canadian Securities Legislation) so that any offer or sale of any of the Notes in the Provinces, or any of them, will qualify for exemptions from prospectus, registration and equivalent requirements, or exemptions from other applicable requirements, as prescribed by the Canadian Securities Legislation in force at the time when such offer or sale is made, provided that such offer or sale is made pursuant to the Prospectus, as supplemented to the extent required by the Canadian Securities Legislation (the Prospectus, as so supplemented, hereinafter referred to as the "Canadian Offering Memorandum"), (C) with respect to Notes offered or sold, or to be offered or sold, by such Agent, or Notes purchased, or to be purchased, by such Agent, it has provided, and will provide, investors, where required pursuant to the provisions of applicable Canadian Securities Legislation, with (1) the Canadian Offering Memorandum, and (2) a list of the documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus dated June 30, 1999 and will obtain from each of such investors an acknowledgment in form satisfactory to the Company, and (D) with respect to any such sale of the Notes made by such Agent, such Agent will effect all necessary

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     filings in connection with such sale, including, without limitation, any required filings of (x) reports of trades and (y) the Canadian Offering Memorandum, in each case with provincial securities commissions, as required pursuant to the provisions of applicable Canadian Securities Legislation.

SECTION 3.     Covenants of the Company.

     The Company covenants with each Agent as follows:

     (a) Notice of Certain Events. The Company will notify the Agents promptly
(i) of the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Notes), (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus (other than a Pricing Supplement or a supplement relating solely to an offering of securities other than the Notes) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or the Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement or the initiation of any proceedings for that purpose and
(vi) of the receipt of notice from one or more of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. and Fitch IBCA, Inc. (or any of their respective successors) that the Notes have been or are going to be placed on what is commonly termed a "watch list" for possible downgrading. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file any additional registration statement with respect to the registration of additional Notes to be covered by this Agreement, any amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement, and will not file any such amendment or supplement of which the Agents shall not previously have been advised or to which the Agents shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

     (c) Copies of the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus. The Company will deliver to each of the Agents one signed and as many conformed copies of the Registration Statement (as originally filed), the Rule 462(b) Registration Statement, if any, and of each amendment thereto (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Revisions of Prospectus--Material Changes. So long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes, if any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Agents, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal. In addition, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement during the period ending 90 days after the date of execution of such Terms Agreement, the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Agents.

     (e) Earnings Statements. The Company will make generally available to its security holders, in each case as soon as practicable but in any event not later than 15 months after the acceptance by the Company of an offer to purchase Notes hereunder, a consolidated earnings statement (which need not be audited) covering the twelve-month period beginning after the latest of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post- effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent annual report on Form 10-K filed with the Commission prior to the date of such acceptance, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and, at the option of the Company, Rule 158 of the 1933 Act Regulations). Nothing in this Section 3(e) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

     (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agents may reasonably designate (provided no registration shall be required in any jurisdiction outside the United States), and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company will promptly notify the Agents of any suspension of any such qualifications; and provided, further, that the Company shall not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (c) or (d) of this Section 3 or the provisions of subsection

(a), (b) or (c) of Section 6 during any period from the time the Agents shall have been notified to suspend the solicitation of offers to purchase the Notes in their capacity as agent or resales of Notes purchased pursuant to a Terms Agreement to the time the Company shall determine that solicitation of offers to purchase the Notes through any Agent or Agents or resales as principal of Notes purchased pursuant to a Terms Agreement by any Agent or Agents should be resumed. Notwithstanding the foregoing, if any Agent holds Notes purchased for resale pursuant to a Terms Agreement, the Company shall comply with the provisions of subsections (b), (c) and (d) of this Section 3 and the provisions of subsections (a), (b) and (c) of Section 6 during the 90-day period from and including the date of execution of such Terms Agreement; provided, however, that the Company shall have the right, in its reasonable business judgment, to suspend such compliance during such 90-day period, in which event, such 90-day period shall be extended by the number of days included in any such period of suspension. However, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to purchasing Notes from the Company as principal, the Company shall be required to comply with the provisions of subsections (a), (b) and (c) of Section 6 by delivering or causing to be delivered the certificates, opinions and letters that would have otherwise been required under in connection with the filing of an Incorporated Document (including any amendments to such documents).

SECTION 4.     Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (i) The preparation and filing of the Registration Statement, the Rule 462(b) Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

          (ii) The preparation, filing and printing of this Agreement;

          (iii) The preparation, printing, issuance and delivery of the Notes;

          (iv) The fees and disbursements of the Trustee and its counsel, of any calculation agent or exchange rate agent and of The Depository Trust Company;

          (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (vi) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

          (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto relating to the Notes, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations of offers to purchase, or confirmations of sales of, the Notes;

          (viii) The preparation, printing and delivery to the Agents of copies of the Indentures;

          (ix) Any fees charged by rating agencies for the rating of the Notes;

          (x) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. relating to the Agents' obligations hereunder or under a Terms Agreement; and

          (xi) Any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company.

SECTION 5.     Conditions of Obligations.

     The obligations of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and the accuracy, as of the date made, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) Opinion of Counsel for the Company. On the date hereof, the Agents shall have received an opinion from Robert E. Sawyer, Esq., Associate General Counsel for the Company, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents, to the effect that:

          (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each Principal Domestic Subsidiary is validly existing in good standing under the laws of its state of incorporation.

          (ii) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Indentures, to borrow money as contemplated in this Agreement and the Indentures, and to issue, sell and deliver the Notes.

          (iii) This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) Each of the Indentures has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of that Indenture by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (C) requirements that a claim with respect to any security authenticated and delivered under that Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (D) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency units or
     (E) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of each of the Indentures may be deemed unenforceable.

          (v) No consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the issuance or sale of the Notes other than registration thereof under the 1933 Act, qualification of the appropriate Indenture under the 1939 Act, and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold. The opinion expressed in this paragraph (v) is limited to those consents and approvals which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement.

          (vi) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the appropriate Indenture (assuming the due authorization, execution and delivery of that Indenture by the Trustee) and issued to and paid for by the purchasers thereof, will be entitled to the benefits of that Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (x) as may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the effect of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (D) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in foreign currency or currency unit, and (E) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (y) that the waiver contained in Section 515 of each of the Indentures may be deemed unenforceable.

          (vii) The Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and each of the Indentures has been qualified under the 1939 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b)

     Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (viii) The execution and delivery of this Agreement and each of the Indentures by the Company, the issuance and sale of the Notes and the performance of this Agreement and the Indentures by the Company will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (A) the Restated Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (B) any statute, law or regulation to which the Company or any Principal Domestic Subsidiary or any of their respective properties may be subject or (C) any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which the Company or any Principal Domestic Subsidiary was or is now a party or by which it is bound, except that such counsel may state that the opinion set forth in clause (B) of this paragraph (viii) is limited to those statutes, laws or regulations in effect as of the date of such opinion which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and that such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered.

          (ix) The Registration Statement and the Rule 462(b) Registration Statement, as of their respective effective dates, and the Prospectus, as of its date, including each Incorporated Document when such Incorporated Document was filed or became effective, or if any such Incorporated Document was amended, when such amendment was filed or became effective, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act or the 1934 Act, as the case may be, except that in each case such counsel may state that other than as set forth in clause (x) of this Section 5(a), such counsel assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel need not express an opinion as to the financial statements, schedules and other financial data included or incorporated by reference therein or as to the Form T-1.

          (x) The statements in the Prospectus under the captions "Description of the Notes," "Description of Senior Debt Securities," "Description of Subordinated Debt Securities" and "Description of Securities," insofar as they purport to summarize certain provisions of documents specifically referred to therein, are in all material respects accurate summaries of such provisions.

          (xi) Except as set forth in the Prospectus (including the Incorporated Documents), there is not pending or, to the knowledge of such counsel, after reasonable inquiry, threatened any action, suit or proceeding against the Company or any of its subsidiaries before or by any court or governmental agency or body, which is likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, taken as a whole.

          (xii) To the best of such counsel's knowledge, after reasonable inquiry, there is no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

          (xiii) To the best of such counsel's knowledge, after reasonable inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Bylaws, in each case, as amended.

          (xiv) To the best of such counsel's knowledge, after reasonable inquiry, the execution and delivery of this Agreement, the Indentures and any applicable Terms Agreement by the Company, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement will not conflict with or constitute a breach of or a default (with the passage of time or otherwise) under, subject (except in respect of any Notes issued and sold on the date of such opinion pursuant to an applicable Terms Agreement) to the Company's compliance with any applicable covenants pertaining to its incurrence of unsecured indebtedness, any agreement or instrument to which the Company is a party or by which it is bound and that are, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole. To the best of such counsel's knowledge after reasonable inquiry, the issuance and sale as of the date of this Agreement of all of the authorized aggregate principal amount of the Notes, both immediately before and after giving effect to such issuance and sale, would not conflict with or constitute breach of or a default (with the passage of time or otherwise) under any applicable covenants pertaining to the Company's incurrence of unsecured indebtedness contained in the agreements or instruments referred to above.

          In rendering the foregoing opinions such counsel may state that with respect to certain matters he has relied upon advice of other counsel employed by the Company who are more familiar with such matters.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, outside counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Agents and counsel for the Agents, at which conferences the contents of the Registration Statement, the Rule 462(b) Registration Statement and Prospectus and related matters were discussed and, although he is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in paragraph (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that leads him to believe that either the Registration Statement (including the Incorporated Documents) at the time such Registration Statement became effective, (or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference therein) as the case may be) or any Rule 462(b) Registration Statement at the time such Rule 462(b) Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents) as of the date of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms Agreement as contemplated by the first paragraph of Section 6(b) or having filed an Incorporated Document described in the second paragraph of Section 6(b), as of the Settlement Date with respect to such Terms Agreement or as of the filing date of such Incorporated Document, as the case may be) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement or Prospectus or with respect to the Form T-1.

     (b) Opinion of Counsel for the Agents. On the date hereof, the Agents shall have received an opinion from Brown & Wood LLP, counsel to the Agents, dated as of the date hereof and in form and substance satisfactory to the Agents.

     (c) Officer's Certificate. Except as contemplated in the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole. On the date hereof (and, if this certificate is being delivered pursuant to a Terms Agreement, as of the Settlement Date with respect to such Terms Agreement), the Agents shall have received a certificate signed by an officer of the Company, substantially in the form of Appendix I hereto and dated the date hereof, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties of the Company contained in Section 1(a) hereof (other than Section 1(a)(vi)) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement or either of the Indentures on its part to be performed or satisfied at or prior to the date of such certificate and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) Comfort Letter. On the date hereof, the Agents shall have received a letter from the Company's independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Agents, containing statements and information of a type ordinarily included in accountants' "comfort letters" to agents with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company are included or incorporated by reference in the Registration Statement or the Prospectus, the Agents shall have received a similar "comfort letter" from a firm of independent public accountants, dated as of the date hereof and in form and substance satisfactory to the Agents, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement and the Prospectus. Without limitation to the foregoing, the letter delivered by the Company's independent public accountants shall state that nothing has come to their attention that caused them to believe that at a specified date not more than five days prior to the date of such letter, there was any change in the outstanding capital stock of the Company or any increase in consolidated long-term debt of the Company or any decrease in the stockholders' equity of the Company, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales and operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

     (e) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

     (f) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be instituted or threatened or, to the knowledge of the Company or the Agents, contemplated by the Commission; no stop order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(f) shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Agents, shall be contemplated; any request of the Commission for additional information (to be included in the Registration Statement, the Rule 462(b) Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any of the Agents (as to itself only) and any Terms Agreement may be terminated by the Agent party to such Terms Agreement by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(e) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 6.     Subsequent Documentation Requirements of the Company.

     The Company covenants and agrees that so long as Notes are authorized for sale pursuant to this Agreement and unless the sale of Notes has been suspended as provided in this Agreement:

     (a) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or (ii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus (other than a Current Report on Form 8-K unless delivery of a certificate is reasonably requested by the Agents with respect to such filing) or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall furnish or cause to be furnished to the Agents or to the Agent party to the Terms Agreement, as the case may be, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, a certificate in form satisfactory to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof that was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of a purchase by such Agent(s) as principal, any such certificate shall also include a certification that there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole since the date of such Terms Agreement.

     (b) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes, (ii) an amendment or supplement providing solely for the inclusion of additional financial information or (iii) an amendment or supplement that relates exclusively to an offering of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus (other than the filing of a Current Report on Form 8-K, unless delivery of an opinion is reasonably requested by the Agents with respect to such filing), the Company sells Notes in a form not previously certified by the Company to the Agents, or the Company sells Notes to an Agent pursuant to a Terms Agreement, the terms of which so require, the Company shall furnish or cause to be furnished, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter substantially in the form of Appendix II hereto (modified, as necessary, in the case of a Terms Agreement) from the counsel last furnishing the opinion referred to in Section 5(a) hereof or, in lieu of such letter, a letter from other counsel satisfactory to counsel for the Agents, dated the date of delivery of such letter and in form satisfactory to counsel for the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof (other than the matters covered by Section 5(a)(viii) to the extent it relates to the execution and delivery of this Agreement), but modified, as necessary, to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.

     (c) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than an amendment or supplement relating solely to the issuance of securities other than the Notes) or there is filed with the Commission any document incorporated, or deemed to be incorporated, by reference into the Prospectus which contains additional financial statement information relating to the Company or the Company sells Notes pursuant to a Terms Agreement, the terms of which so require, the Company shall cause the Company's independent public accountants, promptly following such amendment, supplement or filing or on the Settlement Date with respect to such Terms Agreement, as the case may be, to furnish the Agents or to the Agent party to the Terms Agreement, as the case may be, a letter, dated the date of filing of such amendment, supplement or document with the Commission, or such Settlement Date, as the case may be, in form satisfactory to counsel for the Agents (or such Agent), of the same general tenor as the letter furnished pursuant to
Section 5(d) hereof (other than the information required by the last sentence thereof, except in the case of a Terms Agreement, the terms of which so require) but modified, as necessary, to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 7.     Indemnification.

     (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, insofar as such loss, liability, claim, damage or expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection
     (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever (including, subject to the limitations set forth in subsection (c) below, the reasonable fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Form T-1 under the 1939 Act filed as an exhibit to the Registration Statement; or (B) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus, as so amended or supplemented, such Agent thereafter failed to deliver such Prospectus, as so amended or supplemented, prior to or concurrently with the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes that are the subject thereof from such Agent; or (C) as to which such Agent may be required to indemnify the Company pursuant to the provisions of subsection (b) of this
Section 7; or (D) if such loss, liability, claim, damage or expense is covered by any other written agreement between the Company and such Agent pertaining to the sale of the Notes pursuant to which such Agent may be required to indemnify the Company for such loss, liability, claim, damage or expense.

     (b) Indemnification of the Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Agent expressly for use in the Registration Statement or the Prospectus.

     (c) General. (i) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Agent or any person controlling such Agent, based upon the Registration Statement or the Prospectus and with respect to which indemnity may be sought against the Company pursuant to this Section 7, such Agent or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Agent and payment of all expenses. Failure to give such notice shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity contained in this
Section 7. Any such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Agent or such controlling person, unless
(A) the employment of such counsel shall have been specifically authorized in writing by the Company, (B) the Company shall have failed to assume the defense and employ reasonably satisfactory counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Agent or such controlling person and the Company, and such Agent or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the Company (in which case, if such Agent or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and all such controlling persons, which firm shall be designated in writing by a majority of all such Agents, on behalf of all of such Agents and such controlling persons).

     (ii) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against the Company, any of the Company's directors or officers, or any person controlling the Company, with respect to which indemnity may be sought against any Agent pursuant to this Section 7, such Agent shall have the rights and duties given to the Company by subsection (c)(i) of this Section 7, and the Company, the Company's directors and officers and any such controlling person shall have the rights and duties given to the Agents by subsection (c)(i) of this Section 7.

SECTION 8.     Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 hereof is for any reason held to be unenforceable with respect to the indemnified parties, although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Agents, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Company, on the one hand, and the total commissions or other compensation or remuneration received by each Agent, on the other hand, bear to the total purchase price of the Notes as set forth in the applicable Pricing Supplement. The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total purchase price at which the Notes were offered by such Agent to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 8.

SECTION 9.     Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 10.    Termination.

     (a) Termination of this Agreement. This Agreement may be terminated by the Company (i) for any reason at any time with respect to any Agent or Agents upon the giving of 10 days' written notice of such termination to each other party hereto or (ii) at any time upon notice to each other party hereto if no Notes then remain authorized for sale pursuant hereto. This Agreement may be terminated by any Agent (as to itself only) either (x) upon the giving of 10 days' written notice of such termination to each other party hereto or (y) at any time upon notice to the Company if the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in Section 5 or 6 hereof or if no Notes then remain authorized for sale pursuant hereto.

     (b) Termination of a Terms Agreement. An Agent party to a Terms Agreement may terminate such Terms Agreement (as to itself only) immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if between the date of such Terms Agreement and the related Settlement Date (i) there shall have been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of such Agent, impracticable to market or to enforce contracts for sale of the Notes or other debt securities, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, (iv) in the case of a Terms Agreement relating to Senior Notes, any of the nationally recognized securities rating agencies referred to in Section 3(a)(vi) hereof shall have publicly announced that it has
(A) placed the Senior Notes or the Company's unsecured senior long-term debt generally on what is commonly termed a "watch list" for possible downgrading or
(B) downgraded the Senior Notes or the Company's unsecured senior long-term debt generally, (v) in the case of a Terms Agreement relating to Subordinated Notes, any of the nationally recognized securities rating agencies referred to in
Section 3(a)(vi) hereof shall have publicly announced that it has (A) placed the Subordinated Notes or the Company's unsecured subordinated long-term debt generally on what is commonly termed a "watch list" for possible downgrading or
(B) downgraded the Subordinated Notes or the Company's unsecured subordinated long-term debt generally, or (vi) the Company shall have failed to furnish or cause to be furnished the certificates, opinions or letters referred to in
Section 6 hereof.

     (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) a terminating Agent shall be entitled to any commissions earned in accordance with the third paragraph of
Section 2(a) hereof, (ii) if at the time of termination (A) a terminating Agent and the Company shall have entered into a Terms Agreement and the Settlement Date with respect thereto shall not yet have occurred or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 (subject to the provisions of Section 3(g)) and 6 hereof shall remain in effect until such Settlement Date or until such Notes are so delivered, as the case may be, (iii) if at the time of termination an Agent holds Notes purchased under a Terms Agreement entered into within 90 days of such termination, the covenants set forth in Section 3(d) (subject to the provisions of Section 3(g)) shall remain in effect for a period of 90 days following the date such Terms Agreement is entered into (subject to extension pursuant to Section 3(g)) and (iv) the covenants set forth in Section 3(e) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 11.    Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed, as the case may be, to the Agents in care of Merrill Lynch & Co., 250 Vesey Street, New York, New York 10281, Attn; Product Management - 15th Floor, phone: (212) 449-7476, facsimile: (212) 449-2234. Notices to the Company shall be directed to it at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer.

SECTION 12.    Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents (and, in the case of a Terms Agreement, the Agent or Agents party thereto) and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.    Governing Law.

     This Agreement and the rights and obligations of the parties created hereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                   Very truly yours,

                                   OCCIDENTAL PETROLEUM CORPORATION


                                   By:  /s/ J.R. Havert
                                      -----------------------------
                                      Name:   J.R. Havert
                                      Title:  Vice President and Treasurer


CONFIRMED AND ACCEPTED, as of the
date first above written:

CHASE SECURITIES INC.


By:  /s/ Peter Madonia
   --------------------------------
     Name:    Peter Madonia
     Title:   Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Julie A. Keogh
   --------------------------------
     Name:    Julie A. Keogh
     Title:   Authorized Signatory

LEHMAN BROTHERS INC.


By: /s/ Jeffrey L. Weiss
   --------------------------------
     Name:    Jeffrey L. Weiss
     Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


By:  /s/  Scott Primrose
   --------------------------------
        Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Michael Fusco
   --------------------------------
     Name:    Michael Fusco
     Title:   Vice President

                                    EXHIBIT A

                                   COMMISSION

TERM (a)                                                                RATE (b)
More than 9 months but less than 1 year.............................     .125%
From 1 year but less than 18 months.................................     .150%
From 18 months but less than 2 years................................     .200%
From 2 years but less than 3 years..................................     .250%
From 3 years but less than 4 years..................................     .350%
From 4 years but less than 5 years..................................     .450%
From 5 years but less than 6 years..................................     .500%
From 6 years but less than 7 years..................................     .550%
From 7 years but less than 10 years.................................     .600%
From 10 years but less than 15 years................................     .625%
From 15 years but less than 20 years................................     .700%
From 20 years but less than 30 years................................     .750%
Greater than 30 years............................................         (c)


     (a) With respect to each Note that is subject to purchase by the Company at the option of the holder thereof (a "Put Note"), the word "Term" as used in this Exhibit A refers to the earliest purchase date specified in the applicable Put Note.

     (b) With respect to each Note that is a Discount Security (as defined in the Indentures), the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent shall be based on the purchase price of such Note.

     (c) With respect to each Note with a term in excess of 30 years from the date of issue, the commission payable to each Agent with respect to each such Note sold as a result of a solicitation made by such Agent will be agreed to by the Company and such Agent at the time of such sale.

                                    EXHIBIT B

     The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

Principal Amount:             $________
(or principal amount of
foreign currency)

Interest Rate:

     If Fixed Rate Note:

          Interest Rate:
          Interest Payment Dates:
          Regular Record Dates:

     If Floating Rate Note:

          Base Rate or Rates (or the method of calculating the Base Rate
               Rates):
               If LIBOR,
                    ~ LIBOR Reuters Page:
                    ~ LIBOR Telerate Page:
                    Designated LIBOR Currency:
               If CMT Rate,
                    Designated CMT Telerate Page:
                         If Telerate Page 7052:
                              ~ Weekly Average:
                              ~ Monthly Average:
                         Designated CMT Maturity Index:
          Initial Interest Rate, if any:
          Spread and/or Spread Multiplier, if any:
          Interest Payment Dates:
          Index Maturity:
          Interest Determination Dates:
          Maximum Interest Rate, if any:
          Initial Interest Reset Date:
          Minimum Interest Rate, if any:
          Interest Reset Period:
          Interest Payment Period:
          Fixed Rate Commencement Date, if any:
          Fixed Interest Rate, if any:
          Day Count Convention:
          Calculation Agent (if other than the Trustee):

     If Redeemable:

          Earliest Redemption Date:
          Redemption Price:

Original Issue Date:
Stated Maturity:
Purchase Price: ______%, plus accrued interest, if any, from _______________ Price to Public: ______%, plus accrued interest, if any, from _______________ Settlement Date and Time:
Currency of Denomination (if currency is other than U.S. dollar):
Currency of Payment (if currency is other than U.S. dollar):
Denominations:
Additional Terms:

Also, agreement as to whether the following will be required:*

     Officer's Certificate pursuant to Section 6(a) of the Distribution
          Agreement.

     Legal Opinion pursuant to Section 6(b) of the Distribution Agreement.

     Comfort Letter pursuant to Section 6(c) of the Distribution Agreement.

-----------------
* The following generally will not be required in connection with a sale of less than $50,000,000 aggregate principal amount of Notes.

                                   APPENDIX I

                          FORM OF OFFICER'S CERTIFICATE

                        OCCIDENTAL PETROLEUM CORPORATION

     I, [name], [title] of Occidental Petroleum Corporation, a Delaware corporation (the "Company"), pursuant to Section 5(c) of the Distribution Agreement, dated(the "Distribution Agreement"), between the Company and each of [insert Agents] (collectively, the "Agents"), relating to the offering from time to time by the Company directly or through or to the Agents of up to U.S. $ aggregate offering price of Medium-Term [Senior] [Subordinated] Notes, Series [ ], of the Company, hereby certify on behalf of the Company that:

     1. Except as contemplated in the Prospectus (as defined in the Distribution Agreement) or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document (as defined in the Distribution Agreement), since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus, there has not been any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

     2. The representations and warranties of the Company contained in Section 1(a) of the Distribution Agreement (other than Section 1(a)(vi) thereof) are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

     3. The Company has complied with all agreements and satisfied all conditions required by the Distribution Agreement or the appropriate Indenture (as defined in the Distribution Agreement) on its part to be performed or satisfied at or prior to the date hereof; and

     4. No stop order suspending the effectiveness of the Registration Statement (as defined in the Distribution Agreement) has been issued and, to the best of my knowledge, no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto signed my name this    day of ,



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   APPENDIX II

                       FORM OF RELIANCE LETTER OF COUNSEL

                                     [Date]

     Re: Occidental Petroleum Corporation Medium-Term [Senior] [Subordinated] Notes, Series [ ]

Dear Ladies and Gentlemen:

     I have delivered an opinion to you, dated , as counsel to Occidental Petroleum Corporation (the "Company"), pursuant to Section 5(a) of the Distribution Agreement, dated (the "Distribution Agreement"), between the Company and [insert Agents]. You may continue to rely upon such opinion as if it were dated as of this date, except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus (as such terms are defined in the Distribution Agreement) as amended and supplemented to this date.

     This letter is delivered to you pursuant to Section 6(b) of the Distribution Agreement.

                                   Very truly yours,